UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021 (September 1, 2021)

VINCO VENTURES, INC.

(Exact name of registrant as specified in charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 West Broad Street, Suite 1004 Bethlehem, Pennsylvania	18018
(Address of principal executive offices)	(Zip Code)

(866) 900-0992

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BBIG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On September 1, 2021, Vinco Ventures, Inc. (the “Company”) entered into a warrant exercise agreement (the “Agreement”) with an accredited investor (the “Investor”) whereby the parties agreed that, subject to the satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 of the Agreement: (i) the Investor shall exercise warrants that were issued on May 24, 2021 and are currently held by the Investor for 6,900,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at the exercise price set on May 24, 2021; (ii) the Company shall issue and deliver to the Investor warrants to purchase an aggregate of 20,000,000 shares of Common Stock at an exercise price of $9.00 per share, subject to adjustments provided therein (the “September Series A Warrants”); and (iii) the Company shall issue and deliver to the Investor warrants to purchase an aggregate of 2,000,000 shares of Common Stock at an exercise price of $9.00 per share, subject to adjustments provided therein (the “September Series B Warrants,” and together with the September Series A Warrants, the “September Warrants”). The terms of the September Series A Warrants and the September Series B Warrants are substantially identical, except that, upon stockholder approval, the September Series B Warrants will be subject to an Alternate Cashless Exercise, as defined therein.

At the Closing (as defined in Section 2(b) of the Agreement), the parties shall execute and deliver a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agrees to file an initial registration statement with respect to the shares of Common Stock underlying the September Warrants and certain other warrants and convertible notes previously issued by the Company by October 1, 2021.

The Agreement includes customary representations, warranties and covenants, and customary conditions to closing, expense and reimbursement obligations and termination provisions.

The foregoing description of the terms of the Agreement, the September Series A Warrants, the September Series B Warrants and the Registration Rights Agreement, and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the Agreement, the Form of September Series A Warrant, the Form of September Series B Warrant and the Registration Rights Agreement, which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, hereto and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As described above in Item 1.01 and incorporated herein by reference, on September 1, 2021 in connection with the Agreement, the Company agreed to issue to the Investor the September Warrants pursuant to the terms and conditions set forth in the Agreement. The September Warrants were issued in reliance upon the exemption from registration provided by 4(a)(2) under the 1933 Act.

The foregoing description of the September Warrants is qualified, in its entirety, by reference to the Form of September Series A Warrant and the Form of September Series B Warrant, which are each attached as an exhibit to this 8-K and incorporated by reference in response to this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Warrant Exercise Agreement between the Company and the Investor
10.2	Form of September Series A Warrant
10.3	Form of September Series B Warrant
10.4	Form of Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 1, 2021

VINCO VENTURES, INC.

By:	/s/ Christopher B. Ferguson
Name:	Christopher B. Ferguson
Title:	Chief Executive Officer